                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant                    [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                                Documentum, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------


                                       1.

                               [DOCUMENTUM LOGO]

                                DOCUMENTUM, INC.

                            6801 KOLL CENTER PARKWAY
                              PLEASANTON, CA 94566

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2002

To The Stockholders Of Documentum, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DOCUMENTUM, INC., a Delaware corporation (the "Company"), will be held on Thursday, May 23, 2002 at 10:00 a.m. local time at the Company's corporate headquarters, 6801 Koll Center Parkway, Pleasanton, CA 94566 for the following purposes:

          (1) To elect two directors to hold office until the 2005 Annual Meeting of Stockholders.

          (2) To ratify the selection of KPMG LLP as independent accountants of the Company for its fiscal year ending December 31, 2002.

          (3) To consider and vote on one shareholder proposal.

          (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 2, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ SAYED DARWISH, ESQ.

                                          SAYED DARWISH, ESQ.
                                          Vice President, General Counsel and
                                          Secretary

Pleasanton, California
April 19, 2002

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                               [DOCUMENTUM LOGO]

                                DOCUMENTUM, INC.
                            6801 KOLL CENTER PARKWAY
                              PLEASANTON, CA 94566

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 2002

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Documentum, Inc., a Delaware corporation ("Documentum" or the "Company"), with its principal executive offices at 6801 Koll Center Parkway, Pleasanton, California 94566. This proxy is for use at the Annual Meeting of Stockholders to be held on May 23, 2002, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 6801 Koll Center Parkway, Pleasanton, California 94566. The Company intends to mail this proxy statement and accompanying proxy card on or about April 19, 2002 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on April 2, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 2, 2002, the Company had outstanding and entitled to vote 39,525,420 shares of Common Stock.

     The proposals that will be presented at the meeting and upon which stockholders are being asked to vote are discussed in the following section entitled Proposals. Each share of Documentum's common stock that you own entitles you to one vote.

     All votes will be tabulated by the inspectors of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING METHODS

     Stockholders may vote by mail, by telephone, over the Internet or in person at the meeting. Shares will be voted in accordance with the instructions indicated by the stockholder. If a stockholder does not indicate voting instructions, the shares will be voted for the two named nominees for directors, for ratification of KPMG LLP as the Company's independent public accountants for 2002, against a shareholder proposal to eliminate the Company's classified Board of Directors, and in the discretion of the proxies (as defined below) as to other matters that may properly come before the meeting.

VOTING BY MAIL

     By signing and returning the proxy card in the enclosed prepaid and addressed envelope you are enabling the individuals named on the proxy card (known as proxies) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

VOTING BY TELEPHONE

     To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 22, 2002. Submitting your proxy by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

VOTING ON THE INTERNET

     To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on May 22, 2002. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

VOTING IN PERSON AT THE MEETING

     If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting.

     If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. If you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 6801 Koll Center Parkway, Pleasanton, California 94566, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 26, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to May 22, 2003. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors, or by the vote of the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board of Directors is presently composed of seven members. There are two directors in the class whose term of office expires in 2002. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2005 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two (2) nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING

  JEFFREY A. MILLER

     Jeffrey A. Miller, age 51, has served as a member of the Board of Directors since July 1993 and became Chairman of the Board in January 2001. Mr. Miller is currently a venture partner at Redpoint Ventures, a private investment and venture capital organization. From July 1993 to July 2001, he was President and Chief Executive Officer of the Company, and he continued to serve as Chief Executive Officer until July 2001. From April 1991 to March 1993, Mr. Miller was a division president at Cadence Design Systems, Inc., a supplier of electronic design automation software. From February 1983 to April 1991, Mr. Miller was Vice President and General Manager and Vice President of Marketing of Adaptec, Inc., a supplier of computer input/output controllers. Prior to that, Mr. Miller held various positions at Intel Corporation, a manufacturer of semiconductor components. Mr. Miller is on the Boards of Directors of Momentum Applications, Inc., a public company, and two private companies. Mr. Miller received his M.B.A. and B.S. in Electrical Engineering and Computer Science from Santa Clara University.

  ROBERT V. ADAMS

     Robert V. Adams, age 70, became Chairman Emeritus of the Board of the Company in January 2001. Since its inception in January 1990 until January 2001, Mr. Adams served as Chairman of the Board of the Company. Mr. Adams has been a director since January 1990. Since September 1999, he has served as the President of Adams Capital Management, a private investment and venture capital organization. From March 1989 to September 1999, Mr. Adams served as the President of Xerox Technology Ventures, a venture capital unit of Xerox Corporation. Mr. Adams is also a director of Tekelec. Mr. Adams received his M.B.A. from the University of Chicago and a B.S. in Mechanical Engineering from Purdue University.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

  DAVID DEWALT

     David DeWalt, age 37, has served as a director of the Company since July 2001. Mr. DeWalt has served as the Company's President and Chief Executive Officer since July 2001. From October 2000 to July 2001, he was Executive Vice President and Chief Operating Officer of the Company. From August 1999 to October 2000, Mr. DeWalt was Executive Vice President and General Manager, eBusiness Unit. From August 1997 to December 1998, Mr. DeWalt was Founding Principal and Vice President of Eventus Software, a web content software company, where he was responsible for sales and marketing, consulting services and support, product management and business development. Following Eventus' 1998 acquisition by Segue Software, an e-business software company, Mr. DeWalt served as Vice President, North American Sales for Segue. From July 1995 to July 1997, Mr. DeWalt held the position of Vice President of Sales and Marketing at Quest Software, a provider of performance management solutions. Mr. DeWalt also held various positions in sales management at Oracle Corporation, a database software company, from August 1989 to July 1995. Mr. DeWalt holds a Computer Science and Electrical Engineering Degree from the University of Delaware and conducted graduate work in Finance at the University of California, Berkeley.

  MICHAEL PEHL

     Michael Pehl, age 40, has served as a director of the Company since January 2000. From November 1999 to August 2000, Mr. Pehl held various positions at Razorfish, Inc., a company that provides strategic, creative and technology solutions to digital businesses, including President, Chief Operating Officer and Director. From July 1996 through October 1999, Mr. Pehl was Chairman and Chief Executive Officer of International Integration, Inc. (I-Cube), which was acquired by Razorfish. Prior to working at I-Cube, Mr. Pehl was a founder of International Consulting Solutions, an SAP implementation and business process consultancy.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

  GARY M. BANKS

     Gary M. Banks, age 52, has served as a director of the Company since March 1999. Mr. Banks is a partner at Heartland Industrial Partners, a private equity firm. From October 1999 to May 2000, Mr. Banks served as Vice President and Chief Information Officer of Sithe Energies, an electricity generation and trading company. From July 1998 to July 1999, he was Vice President and Chief Information Officer for Xerox Corporation, a manufacturing company. From June 1992 to July 1998, Mr. Banks served as Director MIS for the agricultural division of Monsanto, Inc., a life sciences company. Before joining Monsanto, he spent 15 years with Bristol-Myers Squibb Company, a pharmaceutical company, as director MIS. Mr. Banks received a Bachelor's Degree in Mathematics from Tulane University, a Master's Degree in Mathematics from the University of Pennsylvania and a Master's Degree in Operations Research from the Columbia University School of Engineering.

  JOHN HAMM

     John Hamm, age 42, has served as a director of the Company since August 2000. Since January 2001, Mr. Hamm has been a partner at Redpoint Ventures, a private venture capital firm investing in high technology companies. Prior to Redpoint Ventures, Mr. Hamm was Managing Director at Internet Capital Group, a leading B2B venture capital and operating company from December 1999 to December 2000. Prior to that, Mr. Hamm served as President and Chief Executive Officer of Whistle Communications, the leader in small office Internet appliance products, from August 1996 to December 1999. Whistle was acquired by IBM Corporation in June 1999. From November 1990 to August 1996, Mr. Hamm was Executive Vice President and General Manager of Enterprise Computing Business Unit at Adaptec, Inc., a supplier of computer input/output controllers. Mr. Hamm also serves on the board of directors of several privately held companies. Mr. Hamm graduated from Purdue University in 1983 with B.S. degrees in Engineering Physics and Engineering Management and completed the UC-Irvine Executive MBA program.

  GEOFFREY A. MOORE

     Geoffrey A. Moore, age 55, has served as a director of the Company since March 1998. Since 1992, Mr. Moore has served as the Chairman, Founder and a principal of The Chasm Group, a services company offering marketing strategy consulting with a focus on high technology clients. He is also a Venture Partner with Mohr, Davidow Ventures, a California-based venture capital firm. Mr. Moore has written several books, including Crossing the Chasm, published in 1991, Inside the Tornado, published in 1995, The Gorilla Game, published in 1998, and Living on the Fault Line, published in 2000. Prior to founding The Chasm Group, Mr. Moore was a principal and partner at Regis McKenna, Inc., a marketing and communications company focused on high technology clients. Prior to that, he held various executive and marketing positions at three different software companies: Rand Information Systems, Enhansys and Mitem. Mr. Moore serves on the boards of directors of a private company and Lawson Software, a public company. Mr. Moore also sits on the advisory board of Agile Software.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2001, the Board of Directors held 5 meetings and acted by unanimous written consent 14 times. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent accountants to be retained; oversees the independence of the independent accountants; evaluates the independent accountants' performance; and receives and considers the independent accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three (3) non-employee directors:
Robert Adams, John Hamm and Gary Banks. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards.) The Audit Committee met 8 times during such fiscal year. To ensure that the Audit Committee has an independent and confidential view of our management, our internal controls and our policies and procedures as they relate to the quality and reliability of our financial statements and disclosures, portions of these meetings are conducted independent of our management. The Audit Committee charter, which reflects standards set forth in SEC regulations and Nasdaq rules, is included as Appendix A in our proxy statement filed on April 24, 2001.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee currently is composed of two (2) non-employee directors: Michael Pehl and John Hamm. The Compensation Committee met 2 times during such fiscal year.

     The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board and committees thereof. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is composed of two (2) directors: Robert Adams and John Hamm. The Nominating Committee did not meet during such fiscal year.

     During the fiscal year ended December 31, 2001, all directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

     The Audit Committee of the Board of Directors of Documentum consists of three directors, all of whom are independent directors. Consistent with Nasdaq's independent director and audit committee listing standards, as amended on December 14, 1999, a director will not be considered "independent" if, among other things, he or she has:

     - been employed by the corporation or its affiliates in the current or past three years;

     - accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous year (except for board service, retirement plan benefits, or non-discretionary compensation);

     - an immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer;

     - been a partner, controlling stockholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

     - been employed as an executive of another entity when any of the company's executives serve on that entity's compensation committee.

     The Audit Committee serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Documentum's management has primary responsibility for preparing Documentum's financial statements and Documentum's financial reporting process. Documentum's independent accountants for the fiscal year ended December 31, 2001, Arthur Andersen, LLP, are responsible for expressing an opinion on the conformity of Documentum's audited financial statements to generally accepted accounting principles in the United States.

     In this context, the Audit Committee hereby reports as follows:

          1. The Audit Committee has reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2001 with Documentum's management.

          2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Codification of Statements on Auditing Standards 61 (SAS 61).

          3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants their independence from Documentum.

          4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of Documentum, and the Board has approved, that the audited financial statements referred to above be included in Documentum's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

---------------

     1 This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

     Each of the members of the Audit Committee is independent as defined under the listing standards of the NASDAQ Stock Market.

                                          Submitted by the members of the Audit
                                          Committee
                                          of the Board of Directors:

                                          Robert V. Adams
                                          Gary M. Banks
                                          John Hamm

                                   PROPOSAL 2

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected KPMG LLP as the Company's independent certifying accountants for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP served as the Company's independent accountants for 2001. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of KPMG as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of KPMG, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

FEES OF INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 2001

     Following is information regarding the aggregate fees billed to the Company by its independent accountants, Arthur Andersen LLP, for services rendered during the year ended December 31, 2001.

     Audit Fees. During the fiscal year ended December 31, 2001, the aggregate fees billed by Arthur Andersen for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements was $220,000.

     Financial Information Systems Design and Implementation Fees. Arthur Andersen did not provide any information technology consulting services during the fiscal year ended December 31, 2001.

     All Other Fees. During fiscal year ended December 31, 2001, the aggregate fees billed by Arthur Andersen for professional services other than audit fees was $312,000.

     The Audit Committee of the Board of Directors has determined that the rendering of non-audit services by Arthur Andersen is compatible with maintaining the auditor's independence.

INFORMATION REGARDING CHANGE OF INDEPENDENT ACCOUNTANTS

     The Audit Committee and the Board of Directors annually consider the selection of the Company's independent accountants. On March 14, 2002, the Company dismissed Arthur Andersen LLP as the Company's independent accountants and engaged KPMG LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2002. The decision to dismiss Arthur Andersen as the Company's independent accountants was approved by the Audit Committee and the Board. The appointment of KPMG is subject to ratification by the Company's stockholders at the annual meeting.

     Arthur Andersen's reports on the Company's consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Arthur Andersen's report on the Company's consolidated financial statements for 2001 does not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years and through March 20, 2002 (the date the Company filed a Current Report on Form 8-K disclosing its decision to no longer engage Arthur Andersen), there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K.

     During the Company's two most recent fiscal years and through March 20, 2002, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

                                   PROPOSAL 3

                              SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL:

     The following proposal was submitted by Alan G. Hevesi, Comptroller of the City of New York, on behalf of the New York City Police Department Pension Fund (the "Fund"). Mr. Hevesi has informed the Company that his address is 1 Centre Street, New York, NY 10007-2341, and that the Fund has owned, for over one year prior to its submission of the proposal, 5,800 shares of common stock and intends to hold at least $2,000 of such securities through the date of the Annual Meeting.

     "BE IT RESOLVED, that the stockholders of Documentum, Inc. request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately, and be applicable to the re-election of any incumbent director whose term, under the current classified system, subsequently expires."

     The following statement was submitted in support of the above resolution:

     "We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

     In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

     We urge your support for the proposal to repeal the classified board and establish that all directors be elected annually."

BOARD RESPONSE:

     The Board believes that the present system of electing directors of the Company in three classes is in the best interests of the Company and its stockholders and should not be changed. Accordingly, the Board recommends that you vote AGAINST the proposal to eliminate the election of our Board in classes.

     The Company has had a classified board of directors since it became a public company in February 1996. Under this method, approximately one-third of the directors are elected annually by the stockholders to three year terms. This assures that approximately two-thirds of the Board will at all times have prior experience with and knowledge of the Company. This structure provides needed continuity and solid knowledge of the

Company's businesses and the industries in which it participates, informed oversight of corporate policies, and the perspective necessary for the orderly development of long term strategic planning. The Board believes that an abrupt change in the Board could disrupt the Company in achieving its long-term goals.

     The Board believes that a classified board reduces the vulnerability of the Company and its stockholders to certain potentially abusive takeover tactics and encourages potential acquirors to enter into arm's length negotiations with experienced directors. The ability to resist abusive takeover tactics provides the Board with an opportunity to fulfill its duties to the Company's stockholders to review any takeover proposal, study appropriate alternatives and achieve the best results for all stockholders.

     The Board is committed to corporate accountability and does not accept the proposition that a classified board insulates directors from responsibility. A classified board permits stockholders to annually change one-third of the directors and thereby significantly change the Board's composition and character. The Board believes that corporate accountability depends on the election of responsible and experienced individuals, not on whether such individuals serve one-year terms or three-year terms. The same standards of performance apply to all directors regardless of the term of service. Moreover, the Board believes that a director's performance and contribution to the Company is best measured over a longer period, rather than the short-term focus that is inherent in annual elections.

     The Company understands that the Board should be responsive to stockholders and has taken steps to promote corporate accountability through such measures as maintaining a majority of outside directors. Currently, five out of the seven directors serving on the Board are outside directors.

 FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                     SHAREHOLDERS VOTE AGAINST PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 31, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table and serving as an executive officer of the Company as of December 31, 2001; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                               BENEFICIAL OWNERSHIP(1)
                                                         -----------------------------------
BENEFICIAL OWNER                                         NUMBER OF SHARES   PERCENT OF TOTAL
----------------                                         ----------------   ----------------
Capital Research and Management Company(2).............     4,076,900            10.46%
  333 South Hope Street
  Los Angeles, CA 90071
Kopp Investment Advisors, Inc.(3)......................     2,070,125             5.31%
  7701 France Avenue South, Suite 500
  Edina, MN 55435
David G. DeWalt(4).....................................       649,213             1.67%
Bob L. Corey(5)........................................       160,417                *
Joseph P. Gabbert(6)...................................       140,436                *
Russell Harris(7)......................................       143,919                *
Howard I. Shao(8)......................................       373,893                *
Robert V. Adams(9).....................................       176,838                *
Gary Banks(10).........................................        75,000                *
John Hamm(11)..........................................        31,667                *
Jeffrey A. Miller(12)..................................     1,535,468             3.94%
Geoffrey A. Moore(13)..................................        83,500                *
Michael Pehl(14).......................................        65,000                *
All directors and executive officers as a group (11
  persons)(15).........................................     3,435,351             8.81%

---------------

  *  Less than one percent.
 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission (the "SEC"). Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 38,980,353 shares outstanding on December 31, 2001 adjusted as required by rules promulgated by the SEC.
 (2) Based solely on information contained on Schedule 13G filed with the SEC. On March 11, 2002, Capital Research and Management Company filed an Amendment to its Schedule 13G indicating that, as of February 28, 2002, it is the beneficial owner of just 1,555,000 shares of Common Stock.
 (3) Based solely on information contained on Schedule 13G filed with the SEC. Shares are held on behalf of Kopp Investment Advisors, Inc., Kopp Holding Company and LeRoy C. Kopp. Kopp Investment Advisors, Inc. has disclaimed beneficial ownership of an aggregate of 1,345,125 shares held by Kopp Holding Company and LeRoy C. Kopp.
 (4) Includes 647,916 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2001.
 (5) Consists of 160,417 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2001.
 (6) Includes 130,042 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2001.
 (7) Includes 140,833 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2001.
 (8) Includes (i) 21,200 shares held by Mr. Shao's children, and (ii) 271,249 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2001.
 (9) Includes 71,666 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2001.
(10) Consists of 75,000 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2001.
(11) Consists of 31,667 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2001.
(12) Includes (i) 647,968 shares held by Jeffrey Miller and Karen Miller, as Co-trustees of the Miller Living Trust dated July 7, 1985, and (ii) 887,500 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2000.
(13) Includes 80,000 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2001.
(14) Consists of 65,000 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2001.
(15) Includes 2,561,290 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company receives an annual retainer of $15,000 and a per meeting fee of $2,000. The Compensation Committee members receive $4,000 per year, which is paid quarterly. The Audit Committee members receive $1,000 per meeting. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     Each non-employee director of the Company also receives stock option grants under the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Each non-employee Director of the Company is automatically granted a non-discretionary option to purchase 40,000 shares of Common Stock upon becoming a member of the Board of Directors. During the last fiscal year, the Company did not grant any options to new non-employee Directors of the Company.

     In addition, each non-employee Director is automatically granted an option to purchase 15,000 shares of Common Stock (subject to adjustment as provided in the Directors' Plan) on June 30th of each year, provided such person has continuously served as a non-employee Director for at least six months prior to such date. During the last fiscal year, the Company granted options covering 15,000 shares to each non-employee Director of the Company under the Directors' Plan, at an exercise price per share of $12.92. The fair market value of such Common Stock on the date of grant was $12.92 per share (based on the closing sales price reported on the NASDAQ National Market for the date of grant). As of December 31, 2001, options covering 226,670 shares had been exercised under the Directors' Plan by non-employee Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows for the fiscal years ended December 31, 1999, 2000 and 2001, compensation awarded or paid to, or earned by, each person who served as the Company's Chief Executive Officer during the last fiscal year and its other four most highly compensated executive officers at December 31, 2001 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION                 LONG-TERM
                                          -----------------------------------    COMPENSATION AWARDS
                                          SALARY     BONUS     OTHER ANNUAL     SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION        YEAR     ($)       ($)     COMPENSATION($)     OPTIONS/ SARS(#)
---------------------------        ----   -------   -------   ---------------   ---------------------
David G. DeWalt..................  2001   324,167   275,000       19,169(1)             904,297(2)
  President and Chief Executive    2000   260,417   112,800       13,937              1,400,000
  Officer                          1999        --        --           --                250,000
Jeffrey A. Miller(3).............  2001   294,500   450,000        8,470(4)               1,950
  Chairman of the Board            2000   350,000   450,000       19,752                200,000
                                   1999   300,000   460,100           --                200,000
Bob L. Corey.....................  2001   300,000    95,000        8,197(5)              52,771
  Executive Vice President and     2000   175,859        --        5,418                350,000
  Chief Financial Officer          1999        --        --           --                     --
Joseph P. Gabbert................  2001   225,000   105,000        7,898(6)              52,085
  Executive Vice President,        2000   210,000    97,400        8,238                 50,000
  Worldwide Human Resources        1999   175,000    43,900           --                 60,000
Russell A. Harris................  2001   260,000   250,000       12,127(7)              53,111
  Executive Vice President         2000   230,000   115,900       18,070                 60,000
  Worldwide Field Operations       1999    92,350   145,900           --                340,000
Howard I. Shao...................  2001   290,000   165,000        8,435(8)              77,822
  Executive Vice President and     2000   265,000   149,400       19,106                 60,000
  Chief Technology Officer         1999   235,000   154,450           --                 80,000

---------------
(1) Includes $10,903 of Quota Club and $8,266 of Flex Credits.
(2) Includes 900,000 shares granted in connection with the Company's Option Exchange Program pursuant to which options for 900,000 shares granted in 2000 were first cancelled.
(3) Mr. Miller served as Chief Executive Officer of the Company from July 1993 to July 2001.
(4) Includes $8,470 of Flex Credits.
(5) Includes $8,197 of Flex Credits.
(6) Includes $7,898 of Flex Credits.
(7) Includes $5,452 of Quota Club and $6,675 of Flex Credits.
(8) Includes $8,435 of Flex Credits.

                       STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 1993 Equity Incentive Plan (the "1993 Plan") and its 1996 Equity Incentive Plan (the "1996 Plan"). As of December 31, 2001, options to purchase a total of 3,756,264 shares were outstanding under the 1993 Plan and options to purchase 1,053,699 shares remained available for grant thereunder. As of December 31, 2001, options to purchase a total of 10,325,845 shares were outstanding under the 1996 Plan and options to purchase 938,000 shares remained available for grant thereunder. The following tables show for the fiscal year ended December 31, 2001, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
                             -----------------------
                             NUMBER OF    % OF TOTAL
                             SECURITIES    OPTIONS/                            POTENTIAL REALIZABLE VALUE AT
                             UNDERLYING      SARS                                 ASSUMED ANNUAL RATES OF
                              OPTIONS/    GRANTED TO   EXERCISE                 STOCK PRICE APPRECIATION FOR
                                SARS      EMPLOYEES    OR BASE                         OPTION TERM(1)
                              GRANTED     IN FISCAL     PRICE     EXPIRATION   ------------------------------
NAME                           (#)(2)      YEAR(3)      ($/SH)       DATE          5%($)           10%($)
----                         ----------   ----------   --------   ----------   -------------   --------------
David G. DeWalt............   900,000(4)    13.58%      $17.54     12/11/11     $9,927,731      $25,158,818
  President and Chief           4,297        0.06%      $17.54     12/11/04     $   11,880      $    24,947
  Executive Officer
Jeffrey A. Miller..........     1,950        0.03%      $17.54     12/11/04     $    5,391      $    11,321
  Chairman of the Board
Bob L. Corey...............    50,000        0.75%      $ 9.76      6/19/11     $  306,901      $   777,746
  Executive Vice                2,771        0.04%      $17.54     12/11/04     $    7,661      $    16,088
  President and Chief
  Financial Officer
Joseph P. Gabbert..........    50,000        0.75%      $ 9.76      6/19/11     $  306,901      $   777,746
  Executive Vice President,     2,085        0.03%      $17.54     12/11/04     $    5,764      $    12,105
  Worldwide Human Resources
Russell A. Harris..........    50,000        0.75%      $ 9.76      6/19/11     $  306,901      $   777,746
  Executive Vice President,     3,111        0.05%      $17.54     12/11/04     $    8,601      $    18,062
  Worldwide Field
  Operations
Howard I. Shao.............    75,000        1.13%      $ 9.76      6/19/11     $  460,351      $ 1,166,619
  Executive Vice President      2,822        0.04%      $17.54     12/11/04     $    7,802      $    16,384
  and Chief Technology
  Officer

---------------
(1) The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall market conditions and the timing of option exercises, if any.
(2) Options have a term of either three or ten years measured from the grant date, subject to earlier termination upon the optionee's cessation of service with the Company. With the exception of the grant to Mr. DeWalt, vesting on all grants expiring in 2011 is 25% one year from date of grant, and 1/48 monthly thereafter. Upon his promotion to Chief Executive Officer of the Company, Mr. DeWalt's option vested as to 25% of the shares, and the remaining shares vest monthly over the following 36 months. Vesting on all grants expiring on December 11, 2004 is 29% on the seven-month anniversary of the date of grant, and 1/24 monthly thereafter until December 11, 2003.
(3) Based on an aggregate of 6,625,137 shares subject to options granted to employees in the fiscal year ended December 31, 2001.
(4) This option was granted to Mr. DeWalt in connection with the voluntary stock option exchange program that was made available to all of the Company's employees in 2001. In connection with the exchange program, Mr. DeWalt elected to cancel an outstanding stock option for 900,000 shares in exchange for the replacement option for 900,000 shares. The replacement option has the same vesting terms as the original option that was granted in 2000 and was cancelled in connection with the option exchange program. Upon his promotion to Chief Executive Officer of the Company, this option vested as to 25% of the shares, with the remaining shares vesting monthly over the following 36 months.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR
                                     VALUES

                                                                 NUMBER OF
                                                                SECURITIES             VALUE OF
                                                                UNDERLYING            UNEXERCISED
                                                                UNEXERCISED          IN-THE-MONEY
                                                              OPTIONS/SARS AT       OPTIONS/SARS AT
                                                                 FY-END(#)             FY-END($)
                          SHARES ACQUIRED       VALUE          EXERCISABLE/          EXERCISABLE/
NAME                      ON EXERCISE(#)    REALIZED($)(1)     UNEXERCISABLE       UNEXERCISABLE(2)
----                      ---------------   --------------   -----------------   ---------------------
David G. DeWalt.........      10,000          $  345,938     579,167/1,025,130   $2,990,860/$4,410,481
  President and Chief
  Executive Officer
Jeffrey A. Miller.......          --                  --       879,167/122,783       $9,268,200/$9,458
  Chairman of the Board
Bob L. Corey............          --                  --       145,833/256,938             $0/$644,939
  Executive Vice
  President and Chief
  Financial Officer
Joseph P. Gabbert.......      22,000          $  732,123        127,958/78,127     $1,048,060/$641,612
  Executive Vice
  President Worldwide
  Human Resources
Russell A. Harris.......      40,000          $1,320,372       124,167/218,944   $1,373,051/$2,583,238
  Executive Vice
  President Worldwide
  Field Operations
Howard I. Shao..........          --                  --       268,749/109,072     $2,780,450/$960,940
  Executive Vice
  President and Chief
  Technology Officer

---------------
(1) Based on the fair market value of the underlying shares on the date of exercise less the exercise or base price.
(2) Based on the fair market value of the underlying shares on the last day of the fiscal year less the exercise or base price.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Board of Directors of the Company (the "Board") has delegated to the Compensation Committee of the Board (the "Committee") the authority to establish and administer the Company's compensation programs. During the fiscal year ending December 31, 2001, the Compensation Committee was composed of Mr. Pehl and Mr. Hamm. The Committee is responsible for: (i) determining the most effective total executive compensation, based upon the business needs of the Company and consistent with stockholders' interests; (ii) administering the Company's executive compensation plans, programs and policies; (iii) monitoring corporate performance and its relationship to compensation of executive officers; and (iv) making appropriate recommendations concerning matters of executive compensation.

     This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION PHILOSOPHY

     The goals of the Committee with respect to executive compensation are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company, and to establish an appropriate relationship between executive compensation and the creation of long-term stockholder value. To meet these goals, the Committee has adopted a mix among the compensation elements of salary, bonus and stock options, with a bias toward stock options to emphasize the link between executive incentives and the creation of stockholder value as measured by the equity markets.

     Base Salary. The Committee recognizes the importance of maintaining compensation practices and levels of compensation that are competitive with other enterprise software companies. Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is to maintain salaries within the industry average. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. In general, the salaries of executive officers are not determined by the Company's achievement of specific corporate performance criteria. Instead, the Committee determines the salaries for executive officers based upon a review of salary surveys of other publicly traded enterprise software companies of similar size and competitive nature. Based upon such surveys, the Committee has set executive officers' salaries generally within the range of competitive salaries of established comparable companies in the enterprise software industry. After reviewing the executive officers' salaries (including the CEO's) for 2000, the Committee determined that an average increase of 8.5% per year was appropriate, effective January 1, 2001.

     Bonus. Cash bonus awards are designed to award executives for exemplary individual performance in assisting the Company to achieve its annual and long-term goals. It is the Committee's philosophy that bonuses when combined with salaries create total compensation which is competitive with other similar enterprise software companies. Bonus awards for executives depend on the extent to which Company and individual performance objectives are achieved, with greater weight given to the Company's performance. The Company's performance objectives include operating, strategic and financial goals considered critical to the Company's fundamental long-term goal of building stockholder value. For fiscal 2001, these goals included certain quarterly and annual financial performance goals, improving market leadership position in the U.S. and internationally, expanding strategic vertical markets, sustaining and improving customer satisfaction levels, developing additional products and differentiating the Company's technology, and building the Company's infrastructure to support sales and marketing efforts.

     Based on the Company's performance in fiscal 2001 and the Committee's review of the achievement of these goals, the Committee awarded bonuses of between approximately 80% and 100% of original bonus target levels to all named executive officers. In October 2001, the Company implemented a 15% reduction in total cash compensation targets of all executives. Base salaries for executives remain unchanged, but the bonus component of each executive's total compensation package was reduced. This reduction in bonuses will continue in 2002.

     Equity Compensation. The 1993 Equity Incentive Plan, the 1996 Equity Incentive Plan and the Employee Stock Purchase Plan offered by the Company have been established to provide all employees of the Company, including executive officers, with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. The Committee strongly believes that a key goal of the compensation program should be to provide key employees who have significant responsibility for the management, growth and future success of the Company with an opportunity to participate in the financial gain from Company stock price increases, thereby aligning the interests of stockholders, executives and employees. Executives are eligible to receive stock options generally not more often than once a year, giving them the right to purchase shares of Common Stock of the Company in the future at a price equal to fair market value at the date of grant. All grants must be exercised according to the provisions of the Company's 1993 Equity Incentive Plan and the 1996 Equity Incentive Plan. Options granted to executive officers and employees generally have exercise prices equal to the fair market value of the Company's Common Stock on the date of grant, vest over four years and expire ten years from the date of grant.

     The Company has used stock options as a key incentive to attract and motivate its executive officers. Guidelines for the number of stock options for each participant in the periodic grant program generally are determined by the Committee whereby several factors are applied to the salary and performance level of each participant and then related to the approximate market price of the stock at the time of grant. In awarding stock options, the Committee considers individual performance, overall contribution to the Company, officer retention, the number of unvested stock options and the total number of stock options to be awarded. After considering the criteria relating to awarding stock options, the Committee determined that certain executive officers would receive option grants in 2001. See "Option/SAR Grants in Last Fiscal Year." The stock option grants made to the executive officers include standard option grants as well as the following grants made in connection with the Company-wide pay reduction program:

Bob Corey               2,771
David DeWalt            4,297
Joseph Gabbert          2,085
Russell Harris          3,111
Jeffrey Miller          1,950
Howard Shao             2,822

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee has determined that stock options granted under the Company's 1993 Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation" and thus deductible by the Company.

CEO COMPENSATION

     The Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus and stock option awards for persons serving as the Company's Chief Executive Officer. Jeffrey Miller served as the Company's Chief Executive Officer until July 2001, at which time David DeWalt was appointed Chief Executive Officer. The base salaries for Mr. Miller and Mr. DeWalt were determined based on comparisons with other public enterprise software companies as described above and were set competitively to those companies. Mr. DeWalt was awarded an increase of 16.5% in connection with his promotion to the position of Chief Executive Officer, from a total target cash compensation salary of $575,000 to $670,000. For 2001, the Committee awarded Mr. Miller a bonus of approximately 100% of his original bonus target and Mr. DeWalt a bonus of approximately 95.6% of his original target bonus based upon their accomplishment of a smooth transition of Chief Executive Officer responsibilities from Mr. Miller to Mr. DeWalt and their combined success in guiding the Company through the adverse global economic conditions that existed in 2001. In addition, both Mr. Miller and Mr. DeWalt received a 15% reduction in their total targeted cash compensation in October 2001. Their base salaries remain unchanged, with the total reduction applied only to the bonus component of their compensation package. This reduction will continue in 2002.

     In deciding whether to award additional stock options, the Committee considers the other components of the Chief Executive Officer's compensation package and the number of outstanding unvested options currently held by the Chief Executive Officer. Mr. Miller was granted options to purchase 1,950 shares in 2001 and Mr. DeWalt was granted options to purchase 4,297 shares in 2001. These option grants were made in connection with the Company-wide pay reduction program. In 2001, Mr. DeWalt also participated in a Company-wide stock option exchange program pursuant to which he elected to cancel an outstanding stock option for 900,000 shares in exchange for a replacement option of 900,000 shares with identical vesting terms. As described above, in determining where Mr. Miller's and Mr. DeWalt's total compensation is set within the ranges and in light of the considerations described above, the Committee by necessity makes certain subjective evaluations. Compared to other software companies surveyed by the Company, the salary, bonus and stock options for Mr. Miller and Mr. DeWalt are within the range of competitive practices.

CONCLUSION

     The Committee believes that the compensation of executives by the Company is appropriate and competitive with the compensation programs provided by other leading software companies with which the Company competes for executives and employees. The Committee believes its compensation strategy, principles and practices result in a compensation program tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company. The Committee remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation.

                                          Compensation Committee:

                                          Michael Pehl
                                          John Hamm

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the Company's Compensation Committee consists of Michael Pehl and John Hamm. No member of this Committee was at any time during the year ended December 31, 2001 or at any other time an officer or employee of the Company. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board of Directors.

                          OPTION REPRICING INFORMATION

     The Company believes a cornerstone of its success has been the retention and motivation of its employees through the Company's long-term incentive program, which includes the 1993 Plan and the 1996 Plan. Many of the outstanding options under the 1993 Plan and the 1996 Plan, however, had exercise prices that were significantly higher than the then current market price of the Company's Common Stock. Accordingly, these options no longer provided the intended long-term incentive and the Company determined it was appropriate to offer an exchange program.

     On April 19, 2001, the Company instituted an option exchange program whereby all employees were given the option to cancel certain previously granted options in exchange for newly granted options on a one-to-one basis (the "Program"). The elections to cancel options were effective on June 6, 2001 and the replacement options were granted on December 11, 2001. All replacement options granted under the Program have an exercise price equal to the market price of the Company's Common Stock on the December 11, 2001 date of grant and have the same vesting schedule as the cancelled options.

     The following table shows certain information concerning the repricing of options received by the Named Executive Officers during the last ten years.

                         TEN YEAR OPTION/SAR REPRICINGS

                                   NUMBER OF                                                          LENGTH OF
                                   SECURITIES                                                      ORIGINAL OPTION
                                   UNDERLYING    MARKET PRICE OF   EXERCISE PRICE                  TERM REMAINING
                                  OPTIONS/SARS    STOCK AT TIME      AT TIME OF                      AT DATE OF
                                  REPRICED OR    OF REPRICING OR    REPRICING OR    NEW EXERCISE    REPRICING OR
NAME                     DATE      AMENDED(#)     AMENDMENT($)      AMENDMENT($)      PRICE($)        AMENDMENT
----                   --------   ------------   ---------------   --------------   ------------   ---------------
David G. DeWalt......  12/11/01     900,000         $17.5400          $37.6250        $17.5400          9 years
Jeffrey A. Miller....  10/09/98     400,000         $12.3125          $16.3750        $12.3125          9 years
                       10/09/98     200,000         $12.3125          $16.3750        $12.3125          9 years
Joseph P. Gabbert....  10/09/98      16,000         $12.3125          $15.0000        $12.3125       7.75 years
                       10/09/98      20,000         $12.3125          $16.9375        $12.3125       8.25 years
                       10/09/98      15,278         $12.3125          $15.1565        $12.3125          9 years
                       10/09/98      64,722         $12.3125          $15.1565        $12.3125          9 years
Howard I. Shao.......  10/09/98      62,395         $12.3125          $16.9375        $12.3125       8.25 years
                       10/09/98      17,604         $12.3125          $16.9375        $12.3125       8.25 years
                       10/09/98      95,264         $12.3125          $15.1565        $12.3125          9 years
                       10/09/98       4,736         $12.3125          $15.1565        $12.3125          9 years

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 2001 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market Index ("Nasdaq") and (iii) the Morgan Stanley High Technology Index 35 (the "MSH 35")). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31, 2001.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG DOCUMENTUM, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE MORGAN STANLEY TECHNOLOGY INDEX

                               PERFORMANCE GRAPH

                            CUMULATIVE TOTAL RETURN

---------------------------------------------------------------------------------
                       12/96(2)    12/97     12/98     12/99     12/00     12/01
---------------------------------------------------------------------------------
 Documentum, Inc.       100.00    124.81    158.33    177.41    294.45    128.71
 Nasdaq Stock Market
  (U.S.)                100.00    122.48    172.68    320.89    193.01    153.15
 Morgan Stanley
  Technology            100.00    134.64    254.78    469.97    286.44    224.89

 * $100 invested on 12/31/96 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2) Assumes that $100.00 was invested on December 31, 1996 in the Company's Common Stock after giving effect to the stock dividend approved by the Company on October 18, 2000 pursuant to which each stockholder of record on November 1, 2000 received one additional share of Common Stock for each share of Common Stock held on that date.

                              CERTAIN TRANSACTIONS

     During 2001, the Company recognized net revenues of approximately $0.5 million on license and service arrangements with The Capital Group. As of December 31, 2001, The Capital Group owned approximately 5% of the Company's Common Stock. The Company's management believes that prices charged by the Company on the arrangements with The Capital Group were comparable to those given to other customers of the Company.

                       "HOUSEHOLDING" OF PROXY MATERIALS

     In December 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g., banks and brokers) to satisfy the delivery requirements for proxy statements, prospectuses and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of proxy statements, prospectuses and annual reports, as the case may be, addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

     If you currently receive multiple copies of our proxy statement and Annual Report on Form 10-K at your address and would like to request "householding" of your communications, please contact your bank or broker. Once you have elected "householding" of your communications, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ SAYED DARWISH, ESQ.

                                          SAYED DARWISH
                                          Vice President, General Counsel and
                                          Secretary

April 19, 2002

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, DOCUMENTUM, INC. 6801 KOLL CENTER PARKWAY, PLEASANTON, CA 94566.

                                     PROXY

                               [DOCUMENTUM LOGO]

                            6801 KOLL CENTER PARKWAY
                              PLEASANTON, CA 94566

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints David G. DeWalt and Sayed Darwish, or either of them, proxies, with full power of substitution, to vote all shares of Common Stock of Documentum, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company, 6801 Koll Center Parkway, Pleasanton, CA 94566 on Thursday, May 23, 2002 at 10:00 a.m., local time, and at any adjournment thereof, for the following purposes set forth on the reverse side.

Address Changes/Comments:
                         -------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  If you noted Address Changes/Comments above, please check the corresponding box on the reverse side.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

    -----------                                                  -----------
    SEE REVERSE                                                  SEE REVERSE
       SIDE                                                         SIDE
    -----------                                                  -----------

[DOCUMENTUM LOGO]
C/O EQUISERVE
150 ROYALL STREET
CANTON, MA 02021

AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Documentum, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


                                                           123,456,789,012.00000
                                             CONTROL NUMBER         000000000000
                                             ACCOUNT NUMBER  1234567890123456789

                                             PAGE     2 OF     2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X}

                                   DMINC1     KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


DOCUMENTUM, INC.                                02    0000000000    215377754830

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

VOTE ON DIRECTORS

1. To elect two directors to hold office until the 2005 Annual Meeting of Stockholders. 01) JEFFREY A. MILLER AND 02) ROBERT V. ADAMS

                            FOR     WITHHOLD     FOR ALL
                            ALL       ALL        EXCEPT
                            [ ]       [ ]          [ ]

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

---------------------------------------

VOTE ON PROPOSALS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

2. To ratify the selection of KPMG LLP as independent accountants of the Company for its fiscal year ending December 31, 2002.

                          FOR   AGAINST   ABSTAIN
                          [ ]     [ ]       [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.

3. To consider and vote on one shareholder's proposal.

                          FOR   AGAINST   ABSTAIN
                          [ ]     [ ]       [ ]

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

If you wish to attend the Annual Meeting, please check the box to the right.
                                                                             [ ]

For Address Changes/Comments, please check the box to the right and note on the reverse side.
                                                                             [ ]

AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717



----------------------------------     ---------------
Signature [PLEASE SIGN WITHIN BOX]     Date


P48355



----------------------------------     ---------------
Signature (Joint Owners)               Date

                                                                 123,456,789,012
                                                                       256159E99
                                                                              20